Exhibit 99.1

LENDINGTREE REPORTS RECORD 4Q 2018 RESULTS
Increases FY 2019 Guidance

•	Record Consolidated Revenue of $202.7 million; up 26% over 4Q 2017

•	GAAP Net Income from Continuing Operations of $0.3 million or $0.02 per diluted share

•	Record Variable Marketing Margin of $78.6 million; up 40% over 4Q 2017

•	Adjusted EBITDA of $39.4 million; up 33% over 4Q 2017

•	Adjusted Net Income per share of $1.22; up 45% over 4Q 2017

CHARLOTTE, NC - February 26, 2019 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online financial services marketplace, today announced results for the quarter ended December 31, 2018.
“The fourth quarter capped off another terrific year for LendingTree. The strategic diversification of our business over the last several years enabled us to successfully navigate a difficult mortgage environment in 2018 and will continue to be a competitive advantage for us in the years to come," said Doug Lebda, Chairman and CEO. "In addition to the diversification that has clearly taken shape, we made great progress on several strategic initiatives including increasing organic traffic through the build-out of My LendingTree. We now have the infrastructure in place to execute brand marketing profitably and at scale, and we continue to invest in improving the mortgage experience for both borrowers and lenders. And with our entry into the insurance category, we've greatly expanded our addressable market and the number of ways in which we can help consumers make smarter financial decisions."
J.D. Moriarty, Chief Financial Officer, added "We're incredibly pleased with the progress we made in 2018 and encouraged by the trends we're starting to see this year. Our recently acquired insurance businesses are performing well. A few of our smaller non-mortgage businesses are emerging as real contributors to growth. And the early results from our increasing brand spend are promising. At this point in the year, we're happy to be increasing our full-year outlook to primarily reflect the recent ValuePenguin acquisition."
Fourth Quarter 2018 Business Highlights

•	Record revenue from non-mortgage products of $156.2 million in the fourth quarter represents an increase of 67% over the fourth quarter 2017 and accounted for 77% of total revenue.

•	Credit card revenue of $38.2 million grew 4% over fourth quarter 2017.

•	Personal loans revenue of $33.5 million grew 32% over fourth quarter 2017.

•	Insurance revenue of $31.3 million reflects two months of QuoteWizard results.

•	Mortgage revenue of $46.5 million declined 31% compared to the fourth quarter 2017, driven by a decline in refinance revenue.

•	More than 10.5 million consumers have now signed up for My LendingTree. Revenue contribution from My LendingTree grew 70% in 2018 compared to the prior year.

LendingTree Selected Financial Metrics
(In millions, except per share amounts)

			Y/Y		Q/Q
	4Q 2018	4Q 2017	% Change	3Q 2018	% Change
Revenue
Mortgage Products (1)	$46.5	$67.7	(31)%	$55.3	(16)%
Non-Mortgage Products (2)	156.2	93.3	67%	141.8	10%
Total Revenue	$202.7	$161.0	26%	$197.1	3%
Non-Mortgage % of Total	77%	58%		72%

(Loss) Income Before Income Taxes	$(1.6)	$(3.3)	52%	$17.8	(109)%
Income Tax Benefit (Expense)	$1.9	$(3.2)	159%	$10.5	(82)%
Net Income (Loss) from Continuing Operations	$0.3	$(6.5)	105%	$28.4	(99)%
Net Income (Loss) from Cont. Ops. % of Revenue	—%	(4)%		14%

Net Income (Loss) per Share from Cont. Ops.
Basic	$0.02	$(0.54)	104%	$2.22	(99)%
Diluted	$0.02	$(0.54)	104%	$2.05	(99)%

Variable Marketing Margin
Total Revenue	$202.7	$161.0	26%	$197.1	3%
Variable Marketing Expense (3) (4)	$(124.1)	$(104.9)	18%	$(120.3)	3%
Variable Marketing Margin (4)	$78.6	$56.1	40%	$76.8	2%
Variable Marketing Margin % of Revenue (4)	39%	35%		39%

Adjusted EBITDA (4)	$39.4	$29.6	33%	$45.3	(13)%
Adjusted EBITDA % of Revenue (4)	19%	18%		23%

Adjusted Net Income (4)	$16.7	$11.9	40%	$26.6	(37)%

Adjusted Net Income per Share (4)	$1.22	$0.84	45%	$1.92	(36)%

(1)	Includes the purchase mortgage and refinance mortgage products.
(2)	Includes the home equity, reverse mortgage, personal loan, credit card, small business loan, student loan, auto loan, home services, insurance, deposit and personal credit products.
(3)
Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Also includes the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs and personnel-related expenses.

(4)
Variable Marketing Expense, Variable Marketing Margin, Variable Marketing Margin % of Revenue, Adjusted EBITDA, Adjusted EBITDA % of revenue, Adjusted Net Income and Adjusted Net Income per Share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

Fourth Quarter 2018 Financial Highlights

•	Record consolidated revenue of $202.7 million represents an increase of 26% over revenue in the fourth quarter 2017.

•	GAAP net income from continuing operations of $0.3 million, or $.02 per diluted share.

•	Record Variable Marketing Margin of $78.6 million represents 39% of revenue and grew 40% over fourth quarter 2017.

•	Adjusted EBITDA of $39.4 million increased 33% over fourth quarter 2017.

•	Adjusted Net Income per share of $1.22 represents growth of 45% over fourth quarter 2017.

•	During the quarter, the company repurchased 174 thousand shares of its stock at a weighted-average price per share of $203 for aggregate consideration of $35.4 million.

•
On February 20, 2019, the Company's Board of Directors approved an additional $150 million in share repurchase authorization. With that increase, $181.2 million in share repurchase authorization remained available.

Business Outlook - 2019
LendingTree is providing Revenue, Variable Marketing Margin and Adjusted EBITDA guidance for the first quarter of 2019 and increasing guidance for full-year 2019, as follows:

For first quarter 2019:

•	Revenue is anticipated to be in the range of $235 - $245 million, or 30% - 35% over first quarter of 2018.

•	Variable Marketing Margin is expected to be in the range of $82 - $86 million.

•	Adjusted EBITDA is anticipated to be in the range of $37 - $40 million, or 17% - 26% over first quarter of 2018.

For full-year 2019:

•	Revenue is now anticipated to be in the range of $1,010 - $1,045 million, up from prior range of $990 - $1,030 million, and representing growth of 32% - 37% over 2018.

•	Variable Marketing Margin is expected to be in the range of $385 - $400 million, up from prior range of $365 - $385 million.

•	Adjusted EBITDA is now anticipated to be in the range of $205 - $215 million, up from prior range of $195 - $205 million, and representing growth of 34% - 40% over 2018.

LendingTree is not able to provide a reconciliation of projected Variable Marketing Margin or Adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, tax considerations, and income and expense from changes in fair value of contingent consideration from acquisitions. Expenses associated with legal matters, tax consequences, and income and expense from changes in fair value of contingent consideration from acquisitions have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call
A conference call to discuss LendingTree's fourth quarter 2018 financial results will be webcast live today, February 26, 2019 at 9:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at http://investors.lendingtree.com/. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website until 12:00 PM ET on Tuesday, March 05, 2019. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #3999933. Callers outside the United States and Canada may dial (404) 537-3406 with passcode #3999933.

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(in thousands, except per share amounts)
Revenue	$202,672	$160,954	$764,865	$617,736
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	13,822	5,080	36,399	17,223
Selling and marketing expense (1)	125,901	111,854	500,291	432,784
General and administrative expense (1)	30,666	29,980	101,219	71,541
Product development (1)	8,123	5,433	26,958	17,925
Depreciation	2,186	1,776	7,385	7,085
Amortization of intangibles	9,840	3,958	23,468	12,992
Change in fair value of contingent consideration	9,591	3,291	10,788	23,931
Severance	21	—	2,352	404
Litigation settlements and contingencies	94	(243)	(186)	718
Total costs and expenses	200,244	161,129	708,674	584,603
Operating income	2,428	(175)	56,191	33,133
Other expense, net:
Interest expense, net	(4,132)	(2,980)	(12,437)	(7,028)
Other income (expense)	96	(181)	(10)	(396)
(Loss) Income before income taxes	(1,608)	(3,336)	43,744	25,709
Income tax benefit (expense)	1,859	(3,182)	65,575	(6,291)
Net income (loss) from continuing operations	251	(6,518)	109,319	19,418
Loss from discontinued operations, net of tax	(3,551)	(1,208)	(12,820)	(3,840)
Net (loss) income and comprehensive income	$(3,300)	$(7,726)	$96,499	$15,578

Weighted average shares outstanding:
Basic	12,700	11,986	12,504	11,945
Diluted	13,622	11,986	14,097	13,682
Income (loss) per share from continuing operations:
Basic	$0.02	$(0.54)	$8.74	$1.63
Diluted	$0.02	$(0.54)	$7.75	$1.42
Loss per share from discontinued operations:
Basic	$(0.28)	$(0.10)	$(1.03)	$(0.32)
Diluted	$(0.26)	$(0.10)	$(0.91)	$(0.28)
Net (loss) income per share:
Basic	$(0.26)	$(0.64)	$7.72	$1.30
Diluted	$(0.24)	$(0.64)	$6.85	$1.14

(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$118	$46	$378	$175
Selling and marketing expense	(943)	1,430	3,568	3,973
General and administrative expense	8,708	8,190	34,325	16,874
Product development	2,098	627	6,094	2,339

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2018	December 31, 2017
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$105,102	$368,550
Restricted cash and cash equivalents	56	4,091
Accounts receivable, net	91,072	53,444
Prepaid and other current assets	16,428	11,881
Assets held for sale	21,328	—
Current assets of discontinued operations	185	75
Total current assets	234,171	438,041
Property and equipment, net	23,175	36,431
Goodwill	348,347	113,368
Intangible assets, net	205,699	81,125
Deferred income tax assets	79,289	20,156
Other non-current assets	2,168	1,910
Non-current assets of discontinued operations	3,266	2,428
Total assets	$896,115	$693,459

LIABILITIES:
Revolving credit facility	$125,000	$—
Accounts payable, trade	15,074	9,250
Accrued expenses and other current liabilities	93,190	77,183
Current contingent consideration	11,080	46,576
Current liabilities of discontinued operations	17,609	14,507
Total current liabilities	261,953	147,516
Long-term debt	250,943	238,199
Non-current contingent consideration	27,757	11,273
Other non-current liabilities	8,360	1,597
Deferred income tax liabilities	894	—
Total liabilities	549,907	398,585

SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 15,428,351 and 14,218,572 shares issued, respectively, and 12,809,764 and 11,979,434 shares outstanding, respectively	154	142
Additional paid-in capital	1,134,227	1,087,582
Accumulated deficit	(610,482)	(708,354)
Treasury stock; 2,618,587 and 2,239,138 shares, respectively	(177,691)	(85,085)
Noncontrolling interest	—	589
Total shareholders' equity	346,208	294,874
Total liabilities and shareholders' equity	$896,115	$693,459

LENDINGTREE, INC. AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Unaudited)

	Year Ended December 31,
	2018	2017	2016
	(in thousands)
Cash flows from operating activities attributable to continuing operations:
Net income and comprehensive income	$96,499	$15,578	$27,494
Less: Loss from discontinued operations, net of tax	12,820	3,840	3,714
Income from continuing operations	109,319	19,418	31,208
Adjustments to reconcile income from continuing operations to net cash provided by operating activities attributable to continuing operations:
Loss on impairments and disposal of fixed assets	2,210	840	640
Amortization of intangibles	23,468	12,992	1,243
Depreciation	7,385	7,085	4,944
Rental amortization of intangibles and depreciation	630	1,474	—
Non-cash compensation expense	44,365	23,361	9,647
Deferred income taxes	(63,901)	(6,370)	6,367
Change in fair value of contingent consideration	10,788	23,931	—
Bad debt expense	880	195	515
Amortization of debt issuance costs	1,776	1,032	245
Write-off of previously-capitalized debt issuance costs	—	90	—
Amortization of convertible debt discount	11,397	6,385	—
Changes in current assets and liabilities:
Accounts receivable	(16,820)	(11,381)	(8,361)
Prepaid and other current assets	(2,985)	(5,358)	(1,558)
Accounts payable, accrued expenses and other current liabilities	14,270	31,108	4,769
Current contingent consideration	(21,912)	—	—
Income taxes receivable	3,669	(1,104)	13,385
Other, net	(591)	(160)	1,170
Net cash provided by operating activities attributable to continuing operations	123,948	103,538	64,214
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(14,907)	(8,040)	(31,955)
Acquisition of intangible assets	—	(5)	(2,030)
Acquisition of QuoteWizard, net of cash acquired	(297,072)	—	—
Acquisition of Student Loan Hero, net of cash acquired	(59,483)	—	—
Acquisition of Ovation, net of cash acquired	(11,566)	—	—
Acquisition of SnapCap	(10)	(11,886)	—
Acquisition of DepositAccounts	—	(25,000)	—
Acquisition of MagnifyMoney, net of cash acquired	—	(29,504)	—
Acquisition of CompareCards	—	—	(81,182)
Acquisition of other businesses	—	—	(4,500)
Net cash used in investing activities attributable to continuing operations	(383,038)	(74,435)	(119,667)
Cash flows from financing activities attributable to continuing operations:
Proceeds from exercise of stock options, net of payments related to net-share settlement of stock-based compensation	2,217	1,602	(4,085)
Contingent consideration payments	(27,588)	—	—
Proceeds from revolving credit facility	125,000	—	—
Acquisition of noncontrolling interest	(499)	—	—
Proceeds from the issuance of 0.625% Convertible Senior Notes	—	300,000	—
Payment of convertible note hedge transactions	—	(61,500)	—
Proceeds from the sale of warrants	—	43,410	—
Proceeds from equity offering, net of offering costs	—	—	(23)
Payment of debt issuance costs	(583)	(10,486)	(8)
Purchase of treasury stock	(93,704)	(19,901)	(48,524)
Net cash provided by (used in) financing activities attributable to continuing operations	4,843	253,125	(52,640)
Total cash (used in) provided by continuing operations	(254,247)	282,228	(108,093)
Discontinued operations:
Net cash used in operating activities attributable to discontinued operations	(13,236)	(4,807)	(10,203)
Total cash used in discontinued operations	(13,236)	(4,807)	(10,203)
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(267,483)	277,421	(118,296)
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	372,641	95,220	213,516
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$105,158	$372,641	$95,220
Supplemental cash flow information:
Interest paid	$3,593	$1,327	$320
Income tax payments	541	20,359	3,095
Income tax refunds	5,678	133	22

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Below is a reconciliation of selling and marketing expense to Variable Marketing Expense. See "Lending Tree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(in thousands)
Selling and marketing expense	$125,901	$124,400	$111,854	$500,291	$432,784
Non-variable selling and marketing expense (1)	(6,985)	(7,770)	(6,953)	(30,343)	(22,001)
Cost of advertising re-sold to third parties (2)	5,184	3,628	—	8,812	—
Variable Marketing Expense	$124,100	$120,258	$104,901	$478,760	$410,783

(1)
Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

(2)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs, and personnel-related expenses.

Below is a reconciliation of net income (loss) from continuing operations to Variable Marketing Margin and net income (loss) from continuing operations % of revenue to Variable Marketing Margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(in thousands, except percentages)
Net income (loss) from continuing operations	$251	$28,362	$(6,518)	$109,319	$19,418
Net income (loss) from continuing operations % of revenue	—%	14%	(4)%	14%	3%

Adjustments to reconcile to Variable Marketing Margin:
Cost of revenue	13,822	10,838	5,080	36,399	17,223
Cost of advertising re-sold to third parties (1)	(5,184)	(3,628)	—	(8,812)	—
Non-variable selling and marketing expense (2)	6,985	7,770	6,953	30,343	22,001
General and administrative expense	30,666	22,980	29,980	101,219	71,541
Product development	8,123	6,608	5,433	26,958	17,925
Depreciation	2,186	1,895	1,776	7,385	7,085
Amortization of intangibles	9,840	5,701	3,958	23,468	12,992
Change in fair value of contingent consideration	9,591	2,105	3,291	10,788	23,931
Severance	21	2,328	—	2,352	404
Litigation settlements and contingencies	94	(88)	(243)	(186)	718
Interest expense, net	4,132	2,393	2,980	12,437	7,028
Other (income) expense	(96)	69	181	10	396
Income tax (benefit) expense	(1,859)	(10,534)	3,182	(65,575)	6,291
Variable Marketing Margin	$78,572	$76,799	$56,053	$286,105	$206,953
Variable Marketing Margin % of revenue	39%	39%	35%	37%	34%

(1)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs, and personnel-related expenses.
(2)
Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

Below is a reconciliation of net income (loss) from continuing operations to adjusted EBITDA and net income (loss) from continuing operations % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(in thousands, except percentages)
Net income (loss) from continuing operations	$251	$28,362	$(6,518)	$109,319	$19,418
Net income (loss) from continuing operations % of revenue	—%	14%	(4)%	14%	3%
Adjustments to reconcile to Adjusted EBITDA:
Amortization of intangibles	9,840	5,701	3,958	23,468	12,992
Depreciation	2,186	1,895	1,776	7,385	7,085
Severance	21	2,328	—	2,352	404
Loss on impairments and disposal of assets	224	97	166	2,210	839
Non-cash compensation	9,981	12,097	10,293	44,365	23,361
Contribution to LendingTree Foundation	—	—	10,000	—	10,000
Change in fair value of contingent consideration	9,591	2,105	3,291	10,788	23,931
Acquisition expense	4,851	765	238	6,303	1,595
Litigation settlements and contingencies	94	(88)	(243)	(186)	718
Interest expense, net	4,132	2,393	2,980	12,437	7,028
Rental depreciation and amortization of intangibles	76	158	464	630	1,475
Income tax (benefit) expense	(1,859)	(10,534)	3,182	(65,575)	6,291
Adjusted EBITDA	$39,388	$45,279	$29,587	$153,496	$115,137
Adjusted EBITDA % of revenue	19%	23%	18%	20%	19%

Below is a reconciliation of net income (loss) from continuing operations to Adjusted Net Income and net income (loss) per diluted share from continuing operations to Adjusted Net Income per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(in thousands, except per share amounts)
Net income (loss) from continuing operations	$251	$28,362	$(6,518)	$109,319	$19,418
Adjustments to reconcile to Adjusted Net Income:
Non-cash compensation	9,981	12,097	10,293	44,365	23,361
Loss on impairments and disposal of assets	224	97	166	2,210	839
Acquisition expense	4,851	765	238	6,303	1,595
Change in fair value of contingent consideration	9,591	2,105	3,291	10,788	23,931
Severance	21	2,328	—	2,352	404
Litigation settlements and contingencies	94	(88)	(243)	(186)	718
Contribution to LendingTree Foundation	—	—	10,000	—	10,000
Income tax benefit from adjusted items	(5,917)	(4,760)	(9,836)	(17,208)	(24,699)
Impact of Tax Cuts and Jobs Act	—	—	9,062	—	9,062
Excess tax benefit from stock-based compensation	(2,417)	(14,321)	(4,512)	(77,608)	(12,926)
Adjusted net income	$16,679	$26,585	$11,941	$80,335	$51,703

Net income (loss) per diluted share from continuing operations	$0.02	$2.05	$(0.54)	$7.75	$1.42
Adjustments to reconcile net income (loss) from continuing operations to Adjusted Net Income	1.20	(0.13)	1.54	(2.05)	2.36
Adjustments to reconcile effect of dilutive securities	—	—	(0.16)	—	—
Adjusted net income per share	$1.22	$1.92	$0.84	$5.70	$3.78

Adjusted weighted average diluted shares outstanding	13,622	13,850	14,282	14,097	13,682
Effect of dilutive securities	—	—	2,296	—	—
Weighted average diluted shares outstanding	13,622	13,850	11,986	14,097	13,682
Effect of dilutive securities	922	1,051	—	1,593	1,737
Weighted average basic shares outstanding	12,700	12,799	11,986	12,504	11,945

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•	Variable Marketing Margin, including Variable Marketing Expense

•	Variable Marketing Margin % of revenue

•	Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")

•	Adjusted EBITDA % of revenue

•	Adjusted Net Income

•	Adjusted Net Income per share

Variable Marketing Margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing and advertising costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable Marketing Margin and Variable Marketing Margin % of revenue are primary metrics by which the Company measures the effectiveness of its marketing efforts.

Adjusted EBITDA and Adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of Adjusted EBITDA, by which management and many employees are compensated.

Adjusted Net Income and Adjusted Net Income per share supplement GAAP income from continuing operations and GAAP income per diluted share from continuing operations by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted Net Income and Adjusted Net Income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, severance, litigation settlements, contingencies and legal fees for certain litigation matters, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments and any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09. LendingTree believes that Adjusted Net Income and Adjusted Net Income per share are useful financial indicators that provide a different view of the financial performance of the Company than Adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income per diluted share from continuing operations.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable Marketing Margin is defined as revenue less Variable Marketing Expense. Variable Marketing Expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, including the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the company's consolidated statements of operations and consolidated income. When advertising inventory is re-sold to third parties, the proceeds of such transactions are included in revenue for the purposes of calculating Variable Marketing Margin, and the costs of such re-sold advertising are included in cost of revenue in the company's consolidated statements of operations and consolidated income and are included in Variable Marketing Expense for purposes of calculating Variable Marketing Margin.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements, contingencies and legal fees for certain litigation matters, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (7) one-time items.

Adjusted Net Income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements, contingencies and legal fees for certain litigation matters,
(6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (7) one-time items, (8) the effects to income taxes of the aforementioned adjustments, and (9) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09.

Adjusted Net Income per share is defined as Adjusted Net Income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP Adjusted Net Income, the effects of potentially dilutive securities are included in the denominator for calculating Adjusted Net Income per share.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and Adjusted Net Income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items except for a $9.1 million charge to reduce the value of deferred tax assets in conjunction with the Tax Cuts and Jobs Act and a $10 million commitment to fund the newly formed LendingTree Foundation, each occurring in the three and twelve months ended December 31, 2017.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within Adjusted EBITDA and Adjusted Net Income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from Adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network partners, including dependence on certain key network partners; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network partners or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our quarterly report on Form 10-Q for the period ended September 30, 2018, in our Annual Report on Form 10-K for the period ended December 31, 2017 and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.
LendingTree (NASDAQ: TREE) is the nation's leading online marketplace that connects consumers with the choices they need to be confident in their financial decisions. LendingTree empowers consumers to shop for financial services the same way they would shop for airline tickets or hotel stays, comparing multiple offers from a nationwide network of over 500 partners in one simple search, and can choose the option that best fits their financial needs. Services include mortgage loans, mortgage refinances, auto loans, personal loans, business loans, student refinances, credit cards, insurance and more. Through the My LendingTree platform, consumers receive free credit scores, credit monitoring and recommendations to improve credit health. My LendingTree proactively compares consumers' credit accounts against offers on our network, and notifies consumers when there is an opportunity to save money. In short, LendingTree's purpose is to help simplify financial decisions for life's meaningful moments through choice, education and support.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com.

Investor Relations Contact:
Trent Ziegler
trent.ziegler@lendingtree.com
704-943-8294

Media Contact:
Megan Greuling
megan.greuling@lendingtree.com
704-943-8208